BOARD OF TRUSTEES

MONTEAGLE FUNDS
POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of Monteagle Funds (the “Trust”), hereby constitute and appoint PAUL B. ORDONIO, President of the Trust, as our true and lawful attorney and agent with full power to sign for us in his capacity, on Form N-14 relating to the reorganization of the Monteagle Value Fund, a series of the Trust, into the Monteagle Select Value Fund, also a series of the Trust, and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, and hereby ratify and confirm our signatures as they may be signed by said attorney and agent.

A photostatic, electronic, or other similar copy of this original instrument shall be as effective as the original. This document may be executed in two or more counterparts, each of which when executed shall be deemed to be an original.

IN WITNESS WHEREOF, this 11th day of July, 2019.

/s/ Larry Joe Anderson

Larry Joe Anderson

/s/ David J. Gruber

David. J. Gruber

/s/ Jeffrey W. Wallace

Jeffrey W. Wallace